EXHIBIT 10.1

THIRTEENTH AMENDMENT TO LEASE

     THIS THIRTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 31st day of May 2007, by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to Keren Limited Partnership (“Original Landlord”), and EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

     A. WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of March 31, 1997, as amended by that certain Amendment of Lease dated as of January 31, 1999; that certain Second Amendment of Lease dated as of July 31, 2000; that certain Third Amendment of Lease dated as of July 31, 2000; that certain Fourth Amendment of Lease dated as of May 30, 2001; that certain Fifth Amendment of Lease dated as of February 11, 2002; that certain Sixth Amendment of Lease dated as of January 24, 2003; that certain Seventh Amendment of Lease dated as of September 23, 2003; that certain Eighth Amendment to Lease dated as of August 22, 2006; that certain Ninth Amendment to Lease dated as of September 26, 2006; that certain Tenth Amendment to Lease dated as of October 31, 2006; that certain Eleventh Amendment to Lease dated as of November 30, 2006; and that certain Twelfth Amendment to Lease dated as of February 7, 2007 (collectively, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in two of the buildings at 765 and 777 Old Saw Mill River Road in Tarrytown, New York (the “Buildings”);:

     B. WHEREAS, Landlord and Tenant desire, among other things, to extend the Term of the Lease ; and

     C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

     2. Extension Term. Tenant has exercised its First Extension Option pursuant to the Lease. The Expiration Date of the Lease is hereby changed to August 31, 2012. The period from September 1, 2007, through the Expiration Date is referred to herein as the “Extension Term”. The First Extension Option is hereby void and of no further force and effect.

     3. Fixed Rent. Fixed Rent during the Extension Term shall equal Twenty-Six and 50/100 Dollars ($26.50) per square foot for eighty - seven thousand twenty - two (87,022) square feet (equal to One Hundred Ninety-Two Thousand One Hundred Seventy - Three Dollars ($192,173) monthly (Two Million Three Hundred Six Thousand Eighty - Three Dollars ($2,306,083) annually).

     4. Tenant’s Proportionate Share. Tenant’s Proportionate Share shall mean, as of September 1, 2007, eleven and fifty-eight hundredths percent (11.58%).

     5. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Grubb & Ellis of New York (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by Broker or any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

     6. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

     7. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

     8. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

     9. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V. P.

TENANT:

EMISPHERE TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Michael V. Novinski
Name:	Michael V. Novinski
Title:	President & CEO